                                                                                    Exhibit 10.58

FIFTH LEASE MODIFICATION

THE LEASE AGREEMENT, dated January 28, 2003, and modified thereafter, by and between AMERICAN CENTER LLC (“Landlord”), a Michigan Limited Liability Company, and LDMI TELECOMMUNICATIONS INC. (“Tenant”), a Michigan Corporation, for Suites 400, 500, 1660 & 1680 consisting of 43,373 rentable square feet and Storage Space #7 and #8 consisting of 250 square feet (the “Premises” or “demised premises”) in the AMERICAN CENTER (the “Building”) 27777 Franklin Road, Southfield, Michigan 48034 (the “Project”) is hereby modified as follows:

1.
Tenant Monument Signage - During the term of the Lease, Landlord shall permit Tenant to add, at Tenant’s sole cost and expense, Tenant’s name (the “Tenant Monument Signage”) to the exterior monument sign (the “Project Monument”). Tenant shall pay Landlord Two Hundred Fifty and 00/100 Dollars ($250.00) per month as Additional Rent for the Tenant Monument Signage. Landlord reserves the right to prescribe the position, size, color, lettering style, and any graphics or logos for the Tenant Monument Signage on the Project Monument. Furthermore, Landlord reserves the right at any time to relocate the position of the Tenant Monument Signage anywhere on the Project Monument. In the event Landlord elects to such relocation then Landlord shall relocate the Tenant Monument Signage at is sole cost and expense. At the expiration of the Lease term, Tenant will, at its sole cost and expense, remove the Tenant Monument Signage (whether or not Landlord has ever relocated it) from the Project Monument and pay the cost of restoration with respect to any damage or color change to the Project Monument arising from the removal of the Tenant Monument Signage.

2.	Tenant’s Designated Parking Spaces - Tenant shall lease one (1) additional Designated Parking Space at an increase of additional rent of $75.00, for a total of eleven (11) Designated Parking Spaces.

3.	The monthly Base Rent shall be as follows:

Date	Office Space	Storage Space	Satellite Dish	Monument Signage	11 Designated Parking Spaces	Total Monthly Base Rent	Total Rent for the Period
2/1/05 - 5/31/05	$76,806.36	$239.58	$300.00	$250.00	$825.00	$78,420.94	$313,683.76
6/1/05 - 5/31/06	$78,613.57	$250.00	$300.00	$250.00	$825.00	$80,238.57	$962,862.84
6/1/06 - 5/31/07	$82,227.98	$260.42	$300.00	$250.00	$825.00	$83,863.40	$1,006,360.80
6/1/07 - 5/31/08	$84,035.19	$270.83	$300.00	$250.00	$825.00	$85,681.02	$1,028,172.24
6/1/08 - 5/31/09	$85,842.40	$281.25	$300.00	$250.00	$825.00	$87,498.65	$1,049,983.80
6/1/09 - 5/31/10	$87,649.61	$291.67	$300.00	$250.00	$825.00	$89,316.28	$1,071,795.36
6/1/10 - 5/31/11	$89,614.28	$302.08	$300.00	$250.00	$825.00	$91,291.36	$1,095,496.32
6/1/11 - 5/31/12	$91,264.03	$312.50	$300.00	$250.00	$825.00	$92,951.53	$1,115,418.36
6/1/12 - 5/31/13	$93,071.23	$322.92	$300.00	$250.00	$825.00	$94,769.15	$1,137,229.80
6/1/13 - 11/30/13	$93,071.23	$322.92	$300.00	$250.00	$825.00	$94,769.15	$568,614.90
						Aggregate	$9,349,618.18

4.
Non-Disclosure - Tenant will not record this Fifth Lease Modification or a memorandum hereof, and will not otherwise disclose the terms of this Fifth Lease Modification to anyone other than its attorneys, accountants or employees who need to know of its contents in order to perform their duties for Tenant. Any other disclosure will be an event of Default under the Lease. Tenant agrees that Landlord shall have the right to publish a "tombstone" or other promotional description of this Fifth Lease Modification.

Except as hereinabove specifically provided to the contrary, all of the remaining terms, covenants, and agreements contained in said Lease, and all modifications thereafter, shall remain in full force and effect and shall be applicable to the Premises as described in said Lease is hereby acknowledged, ratified, and confirmed by the parties hereto.

LANDLORD:		TENANT:
AMERICAN CENTER LLC, a Michigan Limited Liability Company		LDMI TELECOMMUNICATIONS, INC., a Michigan Corporation
By: Southfield Office Manager, Inc.
By:	/s/ Paul Stodulski	By:	/s/ Michael Mahoney
Printed:	Paul Stodulski	Printed:	Michael Mahoney
Its:	Secretary	Its:	CFO
Date:	2-1-05	Date:	2-1-05